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                                                                EXHIBIT 3.1

                       AMENDED AND RESTATED CERTIFICATE

                               OF INCORPORATION

                                      OF

                        DELCO REMY INTERNATIONAL, INC.

          1.   Name.  The name of the Corporation is Delco Remy International,
               ----
Inc.

          2.   Registered Office and Agent.  The address of the Corporation's
               ---------------------------
registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          3.   Purpose.  The purposes for which the Corporation is formed are
               -------
to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL") and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

          4.   Authorized Capital.  The aggregate number of shares of stock
               ------------------
which the Corporation shall have authority to issue is 15,501,000 shares, divided into four (4) classes consisting of 3,500,000 shares of 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share ("Series A Preferred Stock"); 1,000 shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"); 6,000,000 shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock"); and 6,000,000 shares of Class C Common Stock, par value $.001 per share ("Class C Common Stock"). Class A Common Stock, Class B Common Stock and Class C Common Stock are hereinafter sometimes collectively referred to as "Common Stock".

          The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

               a.   SERIES A PREFERRED STOCK

                    (1)  Accrual and Payment of Dividends
                         --------------------------------

                         (a)  The holders of Series A Preferred Stock shall be
entitled to receive when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of 12% of the Series A Issue Price (as defined below) per share per annum. "Series A Issue Price" shall mean $100.00 per share, which shall be proportionately increased in the event of a combination of
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shares of Series A Preferred Stock and proportionately decreased in the event of a subdivision or stock split of shares of Series A Preferred Stock.

                         (b)  Such dividends shall be payable in semi-annual
installments in arrears commencing September 15, 2001 and thereafter on the fifteenth day of March and September (unless such day is not a business day in which event on the last preceding business day) in each such year (hereinafter referred to as a "Dividend Accrual Date"), except that the dividend payment payable on September 15, 2001 shall be calculated at the annual rate of 12% per annum from the date of original issuance through September 15, 2001 (and the dividend payable on the first Dividend Accrual Date after issuance with respect to any shares of Series A Preferred Stock issued after the record date for the September 15, 2001 dividend payment shall be calculated at the annual rate of 12% per annum from the date of original issuance through the next Dividend Accrual Date with respect to which a dividend will be payable on such shares). Each such dividend on Series A Preferred Stock when paid shall be payable to holders of record as they appear on the stock books of the Corporation on the date established by the Board of Directors of the Corporation as the record date for the payment of such dividend (which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty days prior to such action). If no record date is fixed, the record date for determining holders for such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend payment. Dividends with respect to any shares of Series A Preferred Stock shall accrue (whether or not earned or declared) from the date of issue of such shares.

                         (c)  Such dividends on the Series A Preferred Stock
shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends at the rate aforesaid on all shares of Series A Preferred Stock then outstanding to the end of the annual dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Junior Stock (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock (other than a dividend payable in Junior Stock); provided, however, that the foregoing shall not prohibit the Corporation from
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repurchasing shares of Junior Stock from a former employee or director of the
Corporation (or a subsidiary of the Corporation). Accrued dividends on the Series A Preferred Stock if not paid on the first or any subsequent Dividend Accrual Date following accrual shall thereafter accrue additional dividends in respect thereof (the "Additional Dividends"), compounded annually, at the rate of 12% per annum.

                         (d)  When dividends are not paid in full upon the
Series A Preferred Stock, all dividends paid upon shares of Series A Preferred Stock (except for dividends paid in respect of shares of Series A Preferred Stock repurchased by the Corporation from a former employee or director of the Corporation or dividends paid in the form of Junior Stock) shall be paid pro rata so that in all cases the amount of dividends paid per share on the

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Series A Preferred Stock shall bear the same ratio that accrued dividends per share on the shares of Series A Preferred Stock bear to each other.

                         (e)  A semi-annual dividend period (a "Dividend
Period") shall commence on the day following a Dividend Accrual Date and shall end on the next succeeding Dividend Accrual Date.

                    (2)  Preference on Liquidation
                         -------------------------

                         (a)  In the event that the Corporation shall be
liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any shares of Junior Stock, an amount equal to the Series A Issue Price in cash per share plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series A Preferred Stock in accordance with the amounts which would be payable on such distribution if the amount to which the holders of the Series A Preferred Stock are entitled were paid in full. Holders of Series A Preferred Stock shall not be entitled, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph (2)(a).

                         (b)  Neither the purchase nor redemption by the
Corporation of shares of any class of stock in any manner permitted by the Certificate of Incorporation or any amendment thereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, exchange, conveyance, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph (b); provided, however, that any consolidation or merger of the
                    --------  -------
Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (b) if, (i) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity which ranks on a parity with or senior to the preferred stock received by holders of the Series A Preferred Stock with respect to liquidation or dividends or (ii) the holders of the Series A Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Preferred Stock.

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                    (3)  Redemption
                         ----------

                         (a)  Mandatory Redemption.  All outstanding shares of
                              --------------------
the Series A Preferred Stock shall be redeemed from funds legally available therefor on April 16, 2021 (the "Redemption Date"), in the manner provided in paragraph (4) hereof, at a price per share equal to the Series A Issue Price plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the Redemption Date. The aggregate amount of any redemption pursuant to paragraph (4) is hereinafter referred to as the "Redemption Price" with respect to such redemption.

                    (4)  Redemption Procedure
                         --------------------

                         (a)  Any redemption pursuant to this paragraph (4)
shall be accomplished in the manner and with the effect as set forth in this paragraph.

                         (b)  Notice of redemption of Series A Preferred Stock
shall be given by first class mail to each holder of record on the record date for such redemption at such holder's address as the same appears on the stock register of the Corporation not less than ten (10) days and not more than sixty
(60) days prior to the Redemption Date. Each such notice shall state (i) the Redemption Date, (ii) the place or places where such shares are to be surrendered, (iii) that the holder is to surrender the shares at the place of redemption and (iv) that dividends on the Series A Preferred Stock shall cease to accrue on the Redemption Date. The amount of the applicable Redemption Price shall be deposited on or before the applicable Redemption Date in trust for the account of the holders of Series A Preferred Stock entitled thereto with a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the date of such deposit being hereinafter in this paragraph (4) referred to as the "date of deposit").

                         (c)  Notice of the date on which, and the name and
address of the bank or trust company with which, the deposit has been or will be made shall be included in the notice of redemption. On and after the applicable Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price pursuant to the notice of redemption), or if the Corporation shall make such deposit on or before the date specified therefor in the notice of redemption, then on and after the date of deposit (provided notice of redemption has been duly given), all dividends on the Series A Preferred Stock so called for redemption shall cease to accrue, and the notice of redemption shall so state, and, notwithstanding that any certificate for shares of Series A Preferred Stock is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the Redemption Price (without interest) as hereinafter provided.

                         (d)  At any time on or after the Redemption Date, the
holders of record of the Series A Preferred Stock shall be entitled to receive the Redemption

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Price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the Redemption Price.

                         (e)  Any money so deposited which shall remain
unclaimed by the holders of such Series A Preferred Stock at the end of two (2) years after the Redemption Date shall be paid by such bank or trust company to the Corporation, which shall thereafter, to the extent of the money so repaid, be liable for the payment of the Redemption Price. Any interest accrued on money so deposited shall be paid to the Corporation from time to time.

                    (5)  Conversion
                         ----------

                         (a)  Subject to the provisions of this paragraph (5),
the Company shall have the right, upon or concurrently with the Corporation's first Qualified Public Offering (as defined below), to convert all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Class B Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio is the Series A Issue Price together with accrued and unpaid cumulative dividends thereon to the date fixed for conversion, without interest divided by the net proceeds per share of Common Stock received, after giving effect to underwriting discounts, by the Corporation in its Qualified Public Offering.

                         (b)  In the event of the conversion of shares of Series
A Preferred Stock, the Corporation shall send via first class mail, postage prepaid, a notice of conversion to each holder of record of shares of Series A Preferred Stock addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice (a "Conversion Notice"), or, if no such address appears or is given, then at the place where the principal executive office of the Corporation is located, not later than ten (10) days before such conversion is to occur, as set forth above. The Conversion Notice shall state:

                              (i)   in the case of any conversion, whether all
or less than all the outstanding shares of the Series A Preferred Stock are to be converted and the total number of shares of such Series A Preferred Stock being converted;

                              (ii)  the number of shares of Series A Preferred
Stock held by the holder that the Corporation will convert;

                              (iii) the date fixed for conversion and the
procedure pursuant to which the will be determined, at which such price the shares of Series A Preferred Stock will be converted;

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                              (iv) that the holder is to surrender to the
Corporation, in the manner and at the place designated, its certificates representing the shares of Series A Preferred Stock to be converted; and

                              (v)  that dividends on shares to be converted will
cease to accrue on the date fixed for conversion.

                         (c)  The holder of the shares of Series A Preferred
Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                         (d)  As promptly as practicable after the surrender by
the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph
(5). If less than all the shares represented by one share certificate are to be converted, the Corporation shall issue a new share certificate for the shares not converted.

                         (e)  The conversion shall be deemed to have been
effected immediately prior to the close of business on the date specified in the Conversion Notice, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Whether or not the share certificates representing shares of Series A Preferred Stock are surrendered, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion, including any rights to unpaid dividends, shall immediately terminate except the right to receive the Common Stock.

                         (f)  The Corporation covenants that it will at all
times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

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                         (g)  The Corporation will pay any and all documentary,
stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred
Stock pursuant hereto; provided that the Corporation shall not be required to
                       --------
pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                         (h)  No fractional shares of Common Stock shall be
issued upon conversion of Series A Preferred Stock, provided that whether or not fractional shares result from a conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the number of shares of Common Stock issuable to such holder to the nearest whole share.

                    (6)  Voting.  Except as required by law and except for any
                         ------
voting by the holders of the Series A Preferred Stock as part of a separate class or series pursuant to paragraph (7) hereunder or any other provision of the Corporation's Certificate of Incorporation, no holder of Series A Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of stockholders. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

                    (7)  Other Rights.  Without the written consent of the
                         ------------
holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series A Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series A Preferred Stock; provided, however, that any such amendment that changes the
                 --------  -------
dividend payable on the Series A Preferred Stock shall require the affirmative vote of the holders of not less than 75% of the then outstanding shares of Series A Preferred Stock at a meeting of such holders called for such purpose or the written consent of the holder of each share of Series A Preferred Stock.

                    (8)  Acknowledgement.  Each holder of Series A Preferred
                         ---------------
Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation

                                       7
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are subject to restrictions contained in certain credit and financing agreements of the Corporation.

                    (9)  Definitions.
                         -----------

                    The following terms, when used herein, shall have the meanings set forth below:

                         (a)  As used herein, the amount of dividends "accrued"
on any share of Series A Preferred Stock as at any date shall be equal to dividends thereon from the date or dates on which such dividends commence to accrue to the end of the then current Dividend Period (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets are legally available therefor.

                         (b)  "corporation" shall mean a corporation,
partnership, business trust, unincorporated organization, association or joint stock company.

                         (c)  "Junior Stock" shall mean any series or class of
the capital stock of the Corporation now or hereafter authorized or issued by the Corporation ranking junior to the Series A Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including without limitation the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

                         (d)  "person" shall mean an individual, a corporation,
partnership, trust, organization, association, government or any department or agency thereof, or any other individual or entity.

                         (e)  "Qualified Public Offering" shall mean an
underwritten public offering of securities of the Corporation pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Corporation resulting in aggregate net proceeds to the Corporation and any stockholder selling shares of Common Stock in such offering of not less than $20,000,000, net of underwriting discounts and commissions.

               b. CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK

                    Except as otherwise provided herein, all shares of Class A
               Common Stock, Class B Common Stock and Class C Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                    (1)  Voting Rights.  The holders of shares of Common Stock
                         -------------
shall have the following voting rights:

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                         (a)  The holders of Class A Common Stock shall have the
general right to vote for all purposes, including the election of directors, as provided by law. Except as provided in this paragraph (1), the Original Holders (as defined below) of Class A Common Stock shall be entitled to that number of votes equal to, in the aggregate, 51% of the total number of votes entitled to be cast by the holders collectively owning all of the outstanding shares of
Class A Common Stock and Class B Common Stock. The number of votes to be cast by the holder of Class A Common Stock may vary and shall be determined, in each instance, prior to a vote of Corporation stockholders. The number of votes granted to the Class A Common Stock shall be determined by multiplying the number of shares of Class B Common Stock outstanding immediately prior to a stockholder vote by 0.51 divided by 0.49 (the "Class A Vote"); provided,
                                                               --------
however, that, if at any time hereafter, the aggregate principal amount of
-------
indebtedness outstanding under the Corporation's (i) Indenture dated August 1, 1996 among the Corporation, certain subsidiaries defined therein and National City Bank of Indiana; and (ii) Indenture dated December 22, 1997 among the Corporation, certain subsidiary guarantors and United States Trust Company of New York is less than $50,000,000, the holder of Class A Common Stock shall thereafter be entitled to one vote for each share of Class A Common Stock held. The "Original Holders" shall be Court Square Capital Limited ("Court Square"), Citicorp or Citibank, N.A. or any direct or indirect subsidiary of Citicorp or Citibank, N.A., in each case, to the extent that such entity is the owner of Class A Common Stock.

                         (b)  In the event that the Original Holder of Class A
Common Stock enters into any agreement, arrangement or understanding for the purpose of vesting in another person the right to vote the Class A Common Stock, including, without limitation, any voting trust, voting agreement or proxy, except for any agreement, arrangement or understanding to vote such shares of Class A Common Stock which arises solely from a revocable proxy or consent given to a person in response to a proxy or consent solicitation made pursuant to, and in accordance with, if applicable, the rules or regulations of the Securities Exchange Act of 1934, as amended, the Original Holder of Class A Common Stock shall thereafter be entitled to one vote for each share of Class A Common Stock held.

                         (c)  So long as Class A Common Stock is entitled to
more than one vote per share, in any election of directors of the Corporation, 21% (rounded up to the nearest whole director) of the directors to be elected shall be elected by a majority of the votes cast by the holders of shares of outstanding Class B Common Stock other than Court Square or any person that is or is deemed to be in the consolidated tax group of which Court Square is a member.

                         (d)  The holders of Class B Common Stock shall have the
general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Class B Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise required by law, the holders of Class C Common Stock shall have no voting rights.

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                    (2)  Fundamental Changes.  The Corporation may not amend its
                         -------------------
Certificate of Incorporation, enter into any plan of liquidation, recapitalization, reorganization, reclassification, consolidation or merger, sell all or substantially all of the Corporation's assets or stock, in one transaction or a series of transactions, or enter into any other business combination without the approval of a majority of the holders of Class B Common Stock.

                    (3)  Dividends.  Holders of Common Stock shall be entitled
                         ---------
to receive ratably on a per share basis such dividends as may be declared by the Board of Directors; provided that if dividends are declared which are payable in
                    --------
shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, dividends shall be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock shall be payable to holders of Class A Common Stock, the dividends payable in shares of Class B Common Stock shall be payable to holders of Class B Common Stock and the dividends payable in shares of Class C Common Stock shall be payable to holders of Class C Common Stock.

                    (4)  Conversion.
                         ----------

                         (a)  The Original Holder of Class A Common Stock shall
be entitled to convert all of its Class A Common Stock into the same number of shares of Class B Common Stock; provided that upon any sale of Class A Common
                                --------
Stock to any person other than Citicorp, Citibank, N.A. or one or more of their direct or indirect subsidiaries, the Class A Common Stock shall automatically convert into the same number of shares of Class B Common Stock.

                         (b)  Each record holder of Class B Common Stock shall
be entitled to convert any or all of such holder's Class B Common Stock into the same number of shares of Class C Common Stock and each record holder of Class C Common Stock shall be entitled to convert any or all of such holder's Class C Common Stock into the same number of shares of Class B Common Stock; provided,
                                                                     --------
however, that upon any conversion, all persons, including Court Square,
-------
that are or are deemed to be included in the consolidated tax group of which Court Square is a member may not cast more than 79% of the total votes entitled to be cast by all holders of Common Stock.

                         (c)  Automatic Conversion.  Notwithstanding the
                              --------------------
provisions of paragraph (4)(b), each share of Class C Common Stock shall automatically convert into the same number of shares of Class B Common Stock (i) immediately prior to its sale in a Qualified Public Offering; or (ii) at such time as such share of Class C Common Stock has been sold or transferred to any person other than a person that is or is deemed to be included in the consolidated tax group of which Court Square Capital Limited is a member. On the date of such automatic conversion, all rights with respect to the Class C Common Stock so converted shall terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for an equal number of shares of Class B Common Stock. As soon as practicable after the date of such automatic conversion, the holders of shares of Class C Common Stock so converted shall surrender to the Corporation the certificate or certificates representing the shares so converted, and thereafter the Corporation shall cause to be issued and delivered to such holder a certificate for the number of shares of Class B Common Stock issuable upon such conversion in accordance with the provisions hereof. All certificates evidencing shares of Class C Common Stock which are automatically converted into Class B Common Stock in accordance with the provisions hereof shall, from and after the dates such certificates are so converted, be deemed to have been retired and cancelled and the shares of Class C Common Stock represented thereby converted into Class B Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates to the Corporation.

                         (d)  Voluntary Conversion.  Each voluntary conversion
                              --------------------
of shares of one class of Common Stock into shares of another class of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such voluntary conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

                         (e)  Promptly after such surrender and the receipt by
the Corporation of the written notice from the holder hereinbefore referred to, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for the other class of Common Stock upon conversion shall be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion.

                    (5)  Transfers.  The Corporation shall not close its books
                         ---------
against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

                    (6)  Subdivision and Combinations of Shares.  If the
                         --------------------------------------
Corporation in any manner subdivides or combines the outstanding shares of the other classes of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined.

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

                    (7)  Reservation of Shares for Conversion.  So long as any
                         ------------------------------------
shares of any class of Common Stock are outstanding, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock and Class C Common Stock (or any shares of Class B Common Stock or Class C Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion of the outstanding shares of common stock.

                    (8)  Distribution of Assets.  In the event of the voluntary
                         ----------------------
or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive a pro rata portion of all of the remaining assets of the Corporation available for distribution to its stockholders based on the number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding after all amounts to which the holders of Series A Preferred Stock are entitled have been paid or set aside in cash for payment.

                    (9)  Merger, etc.  In connection with any merger,
                         -----------
consolidation, or recapitalization in which holders of Class B Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, all holders of Class A Common Stock or Class C Common Stock shall receive or be given the opportunity to receive, as the case may be, the same form of consideration for their shares in the same amount per share as is received by holders of Class B Common Stock.

          5.   Bylaws.  In furtherance and not in limitation of the powers
               ------
conferred by law, the board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein, subject to the powers of the stockholders of the Corporation to amend or repeal any bylaws adopted by the board of directors.

          6.   Elections of Directors.  Elections of directors need not be by
               ----------------------
written ballot unless and except to the extent the bylaws of the Corporation shall so provide.

          7.   Business Combinations with Interested Stockholders.  The
               --------------------------------------------------
Corporation elects not to be governed by section 203 of the Delaware General Corporation Law ("DGCL") immediately upon filing of this certificate pursuant to DGCL section 203(b)(3).

          8.   Right to Amend.  The Corporation reserves the right to amend or
               --------------
repeal any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights, preferences and privileges conferred on stockholders, directors or others hereunder are subject to such reservation.

          9.   Limitation on Liability.  The directors of the Corporation shall
               -----------------------
been titled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, to the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

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

(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 or any adoption of any provision of this Certificate of Incorporation inconsistent with this Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

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